Exhibit 99.1
For Additional Information:
Haug Scharnowski, Vice President Corporate Relations
763-535-8333
hscharnowski@navarre.com
NAVARRE CORPORATION REPORTS FINANCIAL RESULTS FOR FIRST
QUARTER OF FISCAL YEAR 2007
Company will host a Conference Call August 1, 2006 at 11:00a.m. ET
MINNEAPOLIS, MN —July 31, 2006 — Navarre Corporation (NASDAQ: NAVR) a publisher and distributor of physical and digital home entertainment and multimedia products, today reported fiscal year 2007 first quarter results for the period ending June 30, 2006.
Financial Results
•	Net sales of $146.3 million was a record for the first quarter. This compares to net sales for the first quarter of fiscal year 2006 of $141.3 million, an increase of 3.6%.

•	Operating income for the first quarter of fiscal year 2007 was approximately $3.2 million, which includes approximately $1.5 million of amortization expense related to the FUNimation acquisition. Operating income for the first quarter of fiscal year 2006 was approximately $5.0 million, which did not include any amortization of intangibles related to the FUNimation acquisition.

•	Net income for the first quarter of fiscal year 2007 was approximately $634,000 or $0.02 per diluted share, which includes warrant expense of $424,000 and stock-based compensation expense, related to the adoption of FAS 123R, of approximately $144,000. Net income for the first quarter of fiscal year 2006 was approximately $1.9 million or $0.06 per diluted share. Proforma net income for the first quarter of fiscal year 2007, excluding the before mentioned amortization expense related to the FUNimation acquisition and stock-based compensation expense was $1.6 million or $0.04 per diluted share. See "Use of Non-GAAP Financial Information” below.

•	Earnings before interest, taxes, depreciation, amortization (EBITDA) for first quarter of fiscal year 2007 was approximately $5.5 million, which includes the before mentioned warrant expense and stock-based compensation expense. EBITDA for the fiscal year 2006 first quarter was approximately $6.3 million. See "Use of Non-GAAP Financial Information” below.
Eric Paulson, the Company’s Chairman and Chief Executive Officer commented, “We are pleased that we were able to post record net sales for the first quarter in spite of a soft retail environment in the categories that we serve. FUNimation’s net sales continued to improve, and we are optimistic with the upcoming release schedule and progress we have made with the FUNimation Channel. We are also pleased with the contribution of BCI as we realized benefits from the move to more front line product. Encore’s most recently-announced agreement with Hasbro will provide additional momentum with exciting, high-profile brands such as Monopoly, Scrabble, and Clue.” Paulson continued, “Distribution grew as retailers and publishers entrust more of their distribution requirements to us. In the computer software area, we are very excited that we now represent Intuit, one of the preeminent software companies in the world. As we continue to build our digital distribution capabilities we have seen a corresponding increase in net sales from digital music downloads, though while still small, to over three times that of the first quarter last year.”
Business Segment Highlights
Publishing Segment
The publishing segment includes the results of Encore, BCI and FUNimation. For the first quarter of fiscal year 2007, the publishing segment achieved net sales of $26.0 million (before inter-company eliminations), as compared to net sales of $26.1 million (before inter-company eliminations) for the same period last year. The fiscal year 2007 first quarter included the results of FUNimation for the entire quarter; the prior year quarter includes FUNimation results from May 11, 2005.
FUNimation benefited from stronger than anticipated catalog sales and better than forecasted sales of Full Metal Alchemist, Dragon Ball Z, Samurai 7 and Desert Punk. As previously announced during the first quarter, FUNimation Channel programming went live on the CoLours TV Network and LA 18. In total, FUNimation Channel programming is currently available to over 28 million households in the United States.
Encore experienced a net sales decline as compared to the same quarter last year. While Encore continues to maintain its market share leadership in specific software categories such as Desktop Publishing, Education, and Typing categories (according to The NPD Group) several categories experienced overall declines in the quarter. A timing shift to late second quarter on several major pallet programs to wholesale clubs contributed to the decline as well. Subsequent to quarter end, Encore signed an agreement with Hasbro Properties Group to publish all-new PC software versions of several of their popular board games including Monopoly and Scrabble in North America. These properties will be released in our third quarter. The Hasbro Properties Group signing reflects Encore’s strategy to expand its content in the Entertainment area.
BCI net sales in the first quarter of fiscal year 2007 were modestly under last year’s first quarter. Net sales in the first quarter were impacted by a shift of releases into the fiscal year 2007 second quarter. BCI continues to benefit from He-Man and the Masters of the Universe, Pride Fighting Championship and Latino product releases. Post quarter end releases of She-Ra: Princess of Power and Ultraman are performing to expectations.

Distribution Segment
The distribution segment distributes first and third party PC software, CD audio, DVD video and video games. For the first quarter of fiscal year 2007, distribution segment net sales increased 2.8% to $132.8 million (before inter-company eliminations), as compared to net sales of $129.2 million (before inter-company eliminations) for the same period last year. Subsequent to quarter end, the Company signed a distribution agreement with Intuit to distribute Intuit’s full line of retail products in the United States.
Outlook
The Company maintains its previously released fiscal year 2007 guidance of:
•	Anticipated consolidated net sales of between $720 million and $740 million.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be between $36 million and $40 million.

•	Anticipated net income of between $10 million and $13 million.

•	Anticipated depreciation expense of $3 million.

•	Anticipated amortization expense of $8 million, primarily related to the acquisition of FUNimation.

•	Anticipated stock-based compensation expense of $1 million.
Use of Non-GAAP Financial Information
In evaluating our financial performances and operating trends, management considers information concerning our net sales before inter-company eliminations, proforma net income, proforma net income per share and earnings before interest, taxes, depreciation and amortization that are not calculated in accordance with generally accepted accounting principles (“GAAP”) in the United States of America. The Company’s management believes these non-GAAP measures are useful to investors because they provide supplemental information that facilitates comparisons to prior periods and for the evaluation of financial results. Management uses these non-GAAP measures to evaluate its financial results, develop budgets and manage expenditures. The method the Company uses to produce non-GAAP results is not computed according to GAAP, is likely to differ from the methods used by other companies and should not be regarded as a replacement for corresponding GAAP measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the comparable GAAP results, which is attached to this release and can also be found on the Company’s web site at http://www.navarre.com.
Conference Call
The Company will host a conference call at 11:00 a.m. ET, Tuesday, August 1, 2006, to discuss the Company’s fiscal year 2007 first quarter results. The conference call can be accessed by dialing 800-798-2801, conference participant passcode “90307871”, ten minutes prior to the scheduled start time. In addition, this call will be simultaneously broadcast live over the Internet and can be accessed at http://www.navarre.com. Investors should go to the web site 15 minutes prior to the start time to register and download any necessary software needed to listen to the call. A replay of the conference call will be available following the call’s completion by accessing http://www.navarre.com where a replay will be available for a one-year period.
About Navarre Corporation
Navarre Corporation (Nasdaq: NAVR) is a publisher and distributor of physical and digital home entertainment and multimedia products, including PC software, CD audio, DVD video, video games and accessories. Since its founding in 1983, the Company has established distribution relationships with customers across a wide spectrum of retail channels which includes mass merchants, discount, wholesale club, office and music superstores, military and e-tailers nationwide. The Company currently provides its products to over 19,000 retail and distribution center locations throughout the United States and Canada. Navarre has expanded its business to include the licensing and publishing of home entertainment and multimedia content, primarily through the acquisitions of Encore, BCI, and FUNimation. For more information, please visit the Company’s web site at http://www.navarre.com.
Safe Harbor
The statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and are intended to be covered by the safe harbors provided therein. The forward-looking statements are subject to risks and uncertainties, and the actual results that the Company achieves may differ materially from these forward-looking statements due to such risks and uncertainties, including, but not limited to: the Company’s revenues being derived from a small group of customers; the Company’s dependence on significant vendors; uncertain growth in the publishing segment; the Company’s ability to meet significant working capital requirements related to distributing products; and the Company’s ability to compete effectively in the highly competitive distribution and publishing industries. In addition to these, a detailed statement of risks and uncertainties is contained in the Company’s reports to the Securities and Exchange Commission, including in particular the Company’s Form 10-K for the year ended March 31, 2006. Investors and shareholders are urged to read this press release carefully. The Company can offer no assurances that any projections, assumptions or forecasts made or discussed in this press release will be met, and investors should understand the risks of investing solely due to such projections. The forward-looking statements included in this press release are made only as of the date of this report and the Company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.
Investors and shareholders may obtain free copies of the public filings through the website maintained by the SEC at http://www.sec.gov/ or at one of the SEC’s other public reference rooms in Washington D.C., New York, New York or Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information with respect to the SEC’s public reference rooms .

NAVARRE CORPORATION
Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Net sales	$146,339	$141,288
Cost of sales (exclusive of depreciation and amortization)	121,059	116,457

Gross profit	25,280	24,831
Operating expenses:
Selling and marketing	6,770	6,591
Distribution and warehousing	2,460	2,190
General and administrative	10,212	10,050
Depreciation and amortization	2,624	1,024

Total operating expenses	22,066	19,855

Income from operations	3,214	4,976
Other income (expense):
Interest expense	(1,920)	(2,075)
Interest income	119	286
Warrant expense	(424)	—
Other income, net	76	304

Net income before tax	1,065	3,491
Income tax expense	(431)	(1,585)

Net income	$634	$1,906

Earnings per common share:
Basic	$0.02	$0.07
Diluted	$0.02	$0.06
Weighted average shares outstanding:
Basic	35,650	28,947
Diluted	36,176	30,031

NAVARRE CORPORATION
Consolidated Condensed Balance Sheet
(In thousands)
(Unaudited)

	June 30,	March 31,
	2006	2006
Assets
Current assets:
Cash and cash equivalents	$6,170	$14,296
Receivables, net	83,206	87,653
Inventories	47,794	43,624
Other	28,523	24,711

Total current assets	165,693	170,284
Property and equipment, net	10,065	10,298
Other assets	128,674	129,032

Total assets	$304,432	$309,614

Liabilities and shareholders’ equity
Current liabilities:
Note payable — short-term	5,000	5,000
Accounts payable	96,088	97,923
Other	15,873	18,997

Total current liabilities	116,961	121,920
Long-term liabilities:
Note payable — long-term	73,880	75,130
Other	7,077	7,024

Total liabilities	197,918	204,074
Temporary equity	16,634	16,634
Shareholders’ equity	89,880	88,906

Total liabilities and shareholders’ equity	$304,432	$309,614

NAVARRE CORPORATION
Consolidated Condensed Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	June 30,
	2006	2005
Net cash used in operating activities	$(5,734)	$(16,000)
Net cash used in investing activities	(1,194)	(98,911)
Net cash (used in) provided by financing activities	(1,198)	122,682

Net (decrease) increase in cash	(8,126)	7,771
Cash at beginning of period	14,296	15,571

Cash at end of period	$6,170	$23,342

NAVARRE CORPORATION
Supplemental Information
(In thousands)
(Unaudited)
Business Segments

Three months ended
June 30, 2006	Distribution	Publishing	Other	Eliminations	Consolidated
Net sales	$132,751	$26,038	—	$(12,450)	$146,339
Income from operations	$1,205	$2,009	—	—	$3,214

Three months ended
June 30, 2005	Distribution	Publishing	Other	Eliminations	Consolidated
Net sales	$129,160	$26,108	$108	$(14,088)	$141,288
Income (loss) from operations	$1,156	$4,307	$(487)	—	$4,976
Reconciliation of GAAP Net Sales to Non-GAAP Net Sales

	Three Months Ended June 30,
	2006	%	2005	%
Net sales:
Distribution	$132,751	83.6%	$129,160	83.1%
Publishing	26,038	16.4%	26,108	16.8%
Other	—	—	108	0.1%

Net sales before inter-company eliminations	158,789		155,376
Inter-company eliminations	(12,450)		(14,088)

Net sales as reported	$146,339		$141,288

Reconciliation of GAAP Net Income to EBITDA

	Three Months Ended
	June 30,
	2006	2005
Net income, as reported	$634	$1,906
Interest expense, net	1,801	1,789
Tax expense	431	1,585
Depreciation and amortization	2,624	1,024

EBITDA	$5,490	$6,304

Reconciliation of GAAP Net Income to Non-GAAP Proforma Net Income

	Three Months Ended
	June 30,
	2006				2005
	As	Non-GAAP		Non-	As	Non-GAAP		Non-
	Reported	Adjustments (a)		GAAP	Reported	Adjustments (a)		GAAP
Net sales	$146,339	—		$146,339	$141,288	—		$141,288
Cost of sales (exclusive of depreciation and amortization)	121,059	—		121,059	116,457	—		116,457

Gross profit	25,280	—		25,280	24,831	—		24,831
Operating expenses:
Selling and marketing	6,770	—		6,770	6,591	—		6,591
Distribution and warehousing	2,460	—		2,460	2,190	—		2,190
General and administrative	10,212	(144	) (b)	10,068	10,050	—	(b)	10,050
Depreciation and amortization	2,624	(1,498	) (c)	1,126	1,024	—		1,024

Total operating expenses	22,066	(1,642)		20,424	19,855	—		19,855

Income from operations	3,214	1,642		4,856	4,976	—		4,976
Other income (expense):
Interest expense	(1,920)	—		(1,920)	(2,075)	—		(2,075)
Interest income	119	—		119	286	—		286
Warrant expense	(424)	—		(424)	—	—		—
Other income, net	76	—		76	304	—		304

Net income before tax	1,065	1,642		2,707	3,491	—		3,491
Income tax expense	(431)	(663	) (d)	(1,094)	(1,585)	—		(1,585)

Net income	$634	979		$1,613	$1,906	—		$1,906

Earnings per common share:
Basic	$0.02			$0.05	$0.07			$0.07
Diluted	$0.02			$0.04	$0.06			$0.06
Weighted average shares outstanding:
Basic	35,650			35,650	28,947			28,947
Diluted	36,176			36,176	30,031			30,031
Notes:
(a)	See explanation above regarding the Company’s practice on reporting non-GAAP financial measures.

(b)	Equity-based compensation expense recorded under FAS 123R in fiscal 2007 and APB 25 in fiscal 2006 (prior to the Company’s adoption of FAS 123R on April 2, 2006).

(c)	Amortization expense related to the intangible assets acquired in the FUNimation acquisition.

(d)	Income tax associated with adjustments noted.